INTELLIGENT ELECTRONICS, INC. and Subsidiaries                                                                          Exhibit 11
Primary Income Per Share Calculation                                                                                   Page 1 of 2


                                                  Three months ended                                Nine months ended
                                ------------------------------------------------    ------------------------------------------------
                                    October 29, 1994         October 30, 1993          October 29, 1994         October 30, 1993
                                ------------------------------------------------    ------------------------------------------------
                                    $        Per Share       $         Per Share         $       Per Share        $        Per Share
                                ----------   ---------   ----------    ---------    ----------   ---------    ----------   ---------
Continuing operations           (3,020,000)   ($0.09)    10,851,000      $0.30      12,468,000     $0.35      28,366,000     $0.79
Discontinued operation                  --        --             --         --              --        --      (2,468,000)    (0.07)
Sale of BizMart                         --        --             --         --              --        --       6,298,000      0.17
                                ----------   ---------   ----------    ---------    ----------   ---------    ----------   ---------
Net income (loss)               (3,020,000)    ($0.09)   10,851,000      $0.30      12,468,000     $0.35      32,196,000     $0.89
                                ==========   =========   ==========    =========    ==========   =========    ==========   =========
Weighted average common shares
  outstanding, common share equivalents
  & other dilutive securities               34,935,718                35,592,014                35,627,893                36,053,766
                                            ==========                ==========                ==========                ==========

Computation of Common Shares, Common Share Equivalents
  & Other Dilutive Securities


                                                     Three months ended                             Nine months ended
                                    ------------------------------------------------- --------------------------------------------
                                       October 29, 1994           October 30, 1993          October 29, 1994      October 30, 1993
                                    ------------------------ ------------------------ ----------------------- --------------------
                                     End of      Weighted     End of     Weighted     End of      Weighted     End of     Weighted
                                     Period       Average     Period     Average      Period      Average      Period     Average
                                    ----------  ----------   ----------  ----------  ----------  ----------  ----------  ----------
Common shares outstanding           39,507,549  34,445,198   38,858,804  34,614,059  39,507,549  34,930,260  38,858,804  35,074,167

Common share equivalents:
 Options                             3,452,475   3,348,997    2,668,070   2,680,022   3,452,475   3,197,282   2,668,070   3,264,775

  Assumed repurchased @ average price           (2,858,477)              (1,702,067)             (2,499,649)             (2,341,478)

 Warrants                                    0           0             0           0           0           0          0      75,164

  Assumed repurchased @ average price                    0                         0                       0                (18,862)
                                                ----------                ----------              ----------              ---------
Weighted average common share equivalents          490,520                   977,955                 697,633                979,599
                                                ----------                ----------              ----------              ---------
Weighted average common shares
 outstanding, common share equivalents
 & other dilutive securities                    34,935,718                35,592,014              35,627,893             36,053,766
                                                ==========                ==========              ==========             ==========

INTELLIGENT ELECTRONICS, INC. and Subsidiaries                                                                        Exhibit 11
Fully Diluted Income Per Share Calculation                                                                           Page 2 of 2

                                                 Three months ended                                   Nine Months Ended
                               ------------------------------------------------    ------------------------------------------------
                                 October 29, 1994(1)         October 30, 1993         October 29, 1994(1)         October 30, 1993
                               ------------------------------------------------    ------------------------------------------------
                                   $        Per Share       $         Per Share         $       Per Share        $        Per Share
                               ----------   ---------   ----------    ---------    ----------   ---------    ----------   ---------
Continuing operations          (3,020,000)   ($0.09)    10,851,000      $0.30      12,468,000     $0.35      28,366,000     $0.78
Discontinued operation                 --        --             --         --              --        --      (2,468,000)    (0.07)
Sale of BizMart                        --        --             --         --              --        --       6,298,000      0.17
                               ----------    --------   ----------     --------    ----------   ---------    ----------   ---------
Net income (loss)              (3,020,000)   ($0.09)    10,851,000      $0.30      12,468,000     $0.35      32,196,000     $0.88
                               ==========    ========   ==========     ========    ==========   =========    ==========   =========
Weighted average common shares
  outstanding, common share equivalents
  & other dilutive securities              34,935,718                35,751,096                 35,627,893               36,468,955
                                           ==========                ==========                 ==========               ==========

Computation of Common Shares, Common Share Equivalents
  & Other Dilutive Securities

                                                     Three months ended                              Nine months ended
                                     ---------------------------------------------  ------------------------------------------------
                                        October 29, 1994(1)      October 30, 1993      October 29, 1994(1)       October 30, 1993
                                     ----------------------  ---------------------  ----------------------- ------------------------
                                      End of      Weighted    End of     Weighted    End of      Weighted     End of      Weighted
                                      Period      Average     Period     Average     Period      Average      Period      Average
                                     ----------  ----------  ----------  ----------  ----------  ----------  ----------  -----------
Common shares outstanding            39,507,549  34,445,198  38,858,804  34,614,059  39,507,549  34,930,260  38,858,804  35,074,167

Common share equivalents:
  Options                             3,452,475   3,348,997   2,668,070   2,680,022   3,452,475   3,197,282    2,668,070  3,264,774

   Assumed repurchased @ ending price            (2,858,477)             (1,542,985)             (2,499,649)             (1,928,829)

  Warrants                                    0           0           0           0           0           0            0     75,165

   Assumed repurchased @ ending price                     0                       0                       0                (16,322)
                                                 ----------              ----------              ----------             -----------
Weighted average common share equivalents           490,520               1,137,037                 697,633              1,394,788
                                                 ----------              ----------              ----------             -----------
Weighted average common shares
  outstanding, common share equivalents
  & other dilutive securities                    34,935,718              35,751,096              35,627,893              36,468,955
                                                 ==========              ==========              ==========              ==========

(1) For the three and nine months ended October 29, 1994, the average market price for both periods exceeded the ending market price.  As such, fully diluted earnings per share was antidilutive.